Exhibit 99.1

Explanation of Responses:

1.
Parsons & Whittemore Enterprises Corp., a Delaware corporation (“PWE”), is the sole shareholder of The Whittemore Collection, Ltd., a New York corporation (“TWC”), and, in such capacity, may be deemed to own beneficially and indirectly the shares of Series B Convertible Preferred Stock, par value $0.001 (“Series B Preferred Stock”), of Guided Therapeutics, Inc., a Delaware corporation (the “Issuer”), and warrants to purchase shares of common stock, par value $0.001 (“Common Stock”), of the Issuer reported herein which are deemed beneficially owned by TWC.  George F. Landegger is the Chairman and President of TWC and owns the majority of voting shares of PWE, and, in such capacities, may be deemed to own beneficially and indirectly the shares of Series B Preferred Stock and warrants to purchase shares of Common Stock reported herein which are deemed beneficially owned by PWE and TWC.

2.	The Series B Preferred Stock has no expiration date.

3.
Mr. Landegger, PWE, TWC, the George F. Landegger 2010 5-Year GRAT and the George F. Landegger 2010 10-Year GRAT may be deemed to be a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.  Each reporting person disclaims beneficial ownership of the shares of Series B Preferred Stock and warrants to purchase shares of Common Stock reported herein except to the extent of, as applicable, his or its pecuniary interest therein, and expressly declares that the filing of this Form 4 shall not be construed as an admission that such reporting person is the beneficial owner of the shares of Series B Preferred Stock and warrants to purchase shares of Common Stock that may be beneficially owned by any other reporting person.

4.
On May 23, 2013, TWC purchased 100 shares of Series B Preferred Stock and warrants to purchase 73,529 shares of Common Stock and 73,530 shares of Common Stock, respectively, in each case, pursuant to that certain Securities Purchase Agreement, dated May 21, 2013, between the Issuer and TWC.

Signatures: **

THE WHITTEMORE COLLECTION, LTD.

By: /s/ George F. Landegger	5/28/13
Name: George F. Landegger	Date
Title: Chairman and President

PARSONS & WHITTEMORE ENTERPRISES CORP.

By: /s/ George F. Landegger	5/28/13
Name: George F. Landegger	Date
Title: Chairman and President

GEORGE F. LANDEGGER 2010 5-YEAR GRAT

By: /s/ George F. Landegger	5/28/13
Name: George F. Landegger	Date
Title: Trustee

GEORGE F. LANDEGGER 2010 10-YEAR GRAT

By: /s/ George F. Landegger	5/28/13
Name: George F. Landegger	Date
Title: Trustee